UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 ___________________________________
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
WORKIVA INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

2900 University Blvd.
Ames, IA 50010
Telephone: (888) 275-3125

April 17, 2015
Fellow Stockholders:
You are cordially invited to attend our 2015 Annual Meeting of Stockholders on Monday, June 1, 2015 at 10:00 a.m. (Central Time), at the offices of Drinker Biddle & Reath LLP, 191 N. Wacker Drive, Suite 3700, Chicago, IL 60606.
All Workiva stockholders of record at the close of business on April 6, 2015 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the Internet as soon as possible.
Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year's meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of Workiva.

Sincerely,
Matthew M. Rizai Chairman and Chief Executive Officer

Workiva Inc.
2900 University Blvd.
Ames, IA 50010
___________________________________________________
Notice of Annual Meeting of Stockholders
___________________________________________________
Monday, June 1, 2015
10:00 a.m. Central Time
191 N. Wacker Drive
Suite 3700
Chicago, IL 60606

The principal business of the Annual Meeting will be to:
1. Elect two Class I directors for a three-year term;
2. Ratify the appointment of Ernst & Young, LLP ("E&Y") as our independent registered public accounting firm the fiscal year ending December 31, 2015; and
3. Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on April 6, 2015. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.
We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the "Notice and Access" rules approved by the Securities and Exchange Commission. Stockholders who have not opted out of Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors,
Troy M. Calkins Executive Vice President, Secretary and General Counsel

Chicago, IL
April 17, 2015

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 1, 2015:
The Notice of Annual Meeting, Proxy Statement and our
2014 Annual Report to Stockholders are available electronically at
www.envisionreports.com/wk

WORKIVA INC.
 ___________________________________

Proxy Statement
 ___________________________________

QUESTIONS AND ANSWERS

Why am I receiving these materials?
The Board of Directors of Workiva Inc. is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2015 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will occur on June 1, 2015 at 10:00 a.m. Central Time at the offices of Drinker Biddle & Reath LLP, located at 191 North Wacker Drive, Suite 3700, Chicago, Illinois 60606.
What is included in these materials?
These materials include this Proxy Statement for the Annual Meeting and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2014. We are first making these materials available to you on the Internet on or about April 17, 2015.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals:
1. To elect Robert H. Herz and David S. Mulcahy as Class I directors for three-year terms;
2. To ratify the appointment of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and
3. To transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you vote:

•	"FOR" the election of Robert H. Herz and David S. Mulcahy as Class I directors; and

•	"FOR" the ratification of the appointment of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on April 6, 2015, the record date, may vote at the Annual Meeting. As of the record date, there were 27,758,056 shares of our Class A common stock and 12,426,947 shares of our Class B common stock outstanding. Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by us. As a stockholder of record, you may vote your shares in person at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice and, upon your request,

the proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
If you are a stockholder of record, you may vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

•	In Person. You may vote in person at the Annual Meeting. You must request a ballot when you arrive.
Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Sunday, May 31, 2015.
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a "vote instruction form" sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions on the voting instruction form provided to you by your broker, bank or other nominee.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form provided to you by your broker, bank or other nominee.

•	By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee.

•
In Person. If you wish to vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions on how to obtain a legal proxy to you from your broker, bank or other nominee.

If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of Workiva common stock in more than one account. You should vote via the Internet, by telephone, by mail or in person for all shares held in each of your accounts.
If I submit a proxy, how will it be voted?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to Matthew M. Rizai and Troy M. Calkins to vote the shares in accordance with the recommendations of our Board as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:

•	Written notice to our Corporate Secretary;

•	Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	Voting in person at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.
Can I attend the Annual Meeting?
You are invited to attend the Annual Meeting if you are a registered stockholder or a beneficial owner as of the record date or if you hold a valid proxy for the Annual Meeting. In order to enter the Annual Meeting, you must be prepared to present photo identification acceptable to us, such as a valid driver's license or passport. If you are a beneficial owner, you will need to provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.
What constitutes a quorum at the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting.
Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.

What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Election of directors	Plurality of votes cast	No
Ratification of appointment of independent registered public accounting firm	Majority of votes cast	Yes
What is the impact of abstentions and broker non-votes?
Abstentions and broker non-votes are considered "shares present" for the purpose of determining whether a quorum exists, but will not be considered votes properly cast at the Annual Meeting and will have no effect on the outcome of the vote. Under the rules of the New York Stock Exchange, or NYSE, without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm but not on the election of directors. Therefore, in order for your voice to be heard, it is important that you vote.
Who pays for the cost of this proxy solicitation?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or SEC, within four business days after the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?
In accordance with the SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet rather than by mailing the materials to stockholders. The Notice of Internet Availability of Proxy Materials provides instructions on how to access our proxy materials on the Internet, how to vote, and how to request printed copies of the proxy materials. Stockholders may request to receive future proxy materials in printed form by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the proxy materials on the Internet to reduce the costs and environmental impact of our Annual Meeting.
How can I obtain Workiva's Form 10-K and other financial information?
Stockholders can access our 2014 Annual Report, which includes our Form 10-K, and other financial information, on our website at http://www.workiva.com under the caption "Investors" or on the SEC website at www.sec.gov. Alternatively, stockholders can request a paper copy of the Annual

Report by writing to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary.
How do I submit a stockholder proposal for consideration at next year's annual meeting of stockholders?
For a proposal to be included in our proxy statement for the 2016 annual meeting of stockholders, you must submit it no later than December 19, 2015. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary.
You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2016 annual meeting of stockholders. We must receive this type of proposal in writing on or after February 2, 2016, but no later than March 3, 2016.
As detailed in our Bylaws, to bring a proposal other than the nomination of a director before an annual meeting of stockholders, your notice of proposal must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting and any material interest of such stockholder and beneficial owner, if any, in such business; (ii) any other information relating to you or any other beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (iii) the information described in clause (vi) in the question immediately below (with any references below to a "nomination" being deemed to refer to such business desired to be brought before the annual meeting).
How do I recommend a director nominee?
If you wish to nominate an individual for election as director at the 2016 annual meeting of stockholders, we must receive your written nomination on or after February 2, 2016, but no later than March 3, 2016. You should send your proposal to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary.
As detailed in our Bylaws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of Workiva capital stock which are owned of record and beneficially by each such nominee (if any); (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected; and (vi) as to you and the beneficial owner, if any, on whose behalf the nomination is made: (A) your name and address as they appear on our books and of such beneficial owner, if any, on whose behalf the nomination is being made; (B) the class and number of our shares that are owned (beneficially and of record) by you and by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of your notice, and a representation that you will notify us in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date for the meeting or the date notice of the record date for the meeting is first publicly disclosed; (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among you and any of your affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that you will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of your notice by, or on behalf of, you or any of your affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of you or any of your affiliates or associates with respect to shares of our stock, and a representation that you will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (E) a representation that you are a holder of record of our shares entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (F) a representation whether you or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination; and (G) any other information relating to you or the beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. We may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Certificate of Incorporation provides that our Board must consist of two or more directors, and the number of directors to hold office at any time may be determined from time to time by resolution of our Board. Our Board currently consists of seven members, each of whom has served since December 2014, when we became a public company. Our Board is divided into three classes, designated as Class I, Class II and Class III. Upon the expiration of the initial term of office for each class of directors, each director in that class will be elected for a three-year term and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.
The table below sets forth information with respect to our directors as of April 6, 2015:

Name	Age
Class I Directors - Term Expiring at the 2015 Annual Meeting
Robert H. Herz	61
David S. Mulcahy	62
Class II Directors - Term Expiring at the 2016 Annual Meeting
Martin J. Vanderploeg, Ph.D.	58
Suku Radia	63
Class III Directors - Term Expiring at the 2017 Annual Meeting
Matthew M. Rizai, Ph.D.	59
Michael M. Crow, Ph.D.	59
Eugene S. Katz	69

There are two Class I directors whose term expires at the 2015 Annual Meeting. Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Mr. Herz and Mr. Mulcahy for re-election as Class I directors. Biographical information for each director and director nominee is contained in the following section. If elected at the Annual Meeting, each of these nominees will serve for a three-year term expiring at the 2018 annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the election of Mr. Herz and Mr. Mulcahy as Class I directors.
The following is a brief biographical summary of the experience of our directors and director nominees:
Michael M. Crow, Ph.D. Dr. Crow is the President of Arizona State University ("ASU"), a position he has held since 2002, and is also currently a Professor of Science and Technology Policy at ASU. Prior to ASU and beginning in 1992, Dr. Crow served in a variety of leadership positions and as a professor at Columbia University, New York. From 2003 to 2008, he served as a director of Aquila, Inc. (NYSE: ILA). Dr. Crow has served as a consultant for the Moscow School of Management since 2013 and served as a consultant for the Malaysian Global Science and Innovation Advisory Council from 2011 to 2014. From 2008 to 2014, he served as a member of our advisory board. In addition, Dr. Crow served as a director of Engineering Animation, Inc. from 1991 to 2000. Dr. Crow earned a B.A. in Political Science and Environmental Studies from Iowa State University and earned his Ph.D. in Public Administration (Science and Technology Policy) from Syracuse University. Dr. Crow has been an adviser to the U.S. Departments of State, Commerce and Energy, as well as various defense and intelligence agencies on matters of science and technology policy related to intelligence and national security. A fellow of the National Academy of Public Administration, and member of the National Advisory Council on Innovation and Entrepreneurship and Council on Foreign Relations, he is the author of books and articles relating to the design and analysis of knowledge enterprises, technology transfer, sustainable development, and science and technology policy.
Dr. Crow brings significant experience in and understanding of technology development, strategy, and organizational decision-making to our Board.

Robert H. Herz. Mr. Herz is a member of the board of directors of the Sustainability Accounting Standards Board ("SASB"). From 2011 to 2014, he served as a member of our advisory board. Since 2010, Mr. Herz has served as President of Robert H. Herz LLC, which has provided consulting services to us since 2012. Mr. Herz spent the majority of his career until 2002 as an audit partner at PricewaterhouseCoopers and its predecessor companies. From 2002 to 2010, Mr. Herz was the Chairman of the Financial Accounting Standards Board ("FASB"). He has served as a member of the board of directors of the Federal National Mortgage Association ("Fannie Mae") since 2011 and of Morgan Stanley (NYSE: MS) since 2012. Mr. Herz is also an executive-in-residence at the Columbia University Business School and a Trustee and Vice-Chair of the Kessler Foundation. He holds a B.A. in Economics from the University of Manchester, England and is also a certified public accountant and a U.K. Chartered Accountant.
Mr. Herz contributes valuable perspective to our Board based on his background as a leader in the fields of auditing and financial reporting and his experience guiding large public and private enterprises.
Eugene S. Katz. Mr. Katz retired as a partner from PricewaterhouseCoopers in 2006, where he spent the majority of his career as an auditor, business adviser and risk management leader. From 2008 to 2014, he served as a member of our advisory board. He served on the governing board of PricewaterhouseCoopers from 1992 to 1997, and again from 2001 to 2005. Since 2007, Mr. Katz has served as a director of Asbury Automotive Group (NYSE: ABG), where he has chaired the audit committee since 2008 and served on the compensation committee since 2011. Mr. Katz holds a B.S. in Business Administration from Drexel University and is also a certified public accountant (inactive).
Mr. Katz brings extensive experience to our Board based on his background in accounting, auditing and risk management for a broad range of industries, with a particular focus on retail and technology companies.
David S. Mulcahy. Since 2011, Mr. Mulcahy has served as a director and chairman of the audit committee of American Equity Investment Life Holding Company (NYSE: AEL). Mr. Mulcahy previously served as a director of AEL from 1996 to 2006, where he chaired the audit committee at the time of AEL's initial public offering in 2003. He also serves as a director of American Equity Investment Life Insurance Company of New York. Since 2008, he has served as the chairman of Monarch Materials Group, Inc., which manufactures and sells building products and was the successor to Monarch Holdings, Inc. Mr. Mulcahy previously served as an executive officer of Monarch Holdings, Inc., which filed a petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in 2008. Mr. Mulcahy also serves as president and chairman of the board of directors of MABSCO Capital, Inc. Mr. Mulcahy is an active investor in private companies and previously managed private equity capital for numerous banks and insurance companies. He is a certified public accountant (inactive) who was a senior tax partner with E&Y until 1994, where he specialized in mergers and acquisitions. Mr. Mulcahy holds a B.B.A. in Accounting and Finance from University of Iowa.
Mr. Mulcahy's extensive background in financial reporting and experience in accounting and business management contribute valuable perspective and experience to our Board.
Suku Radia. Mr. Radia is the Chief Executive Officer, President and a director of Bankers Trust Company. Prior to joining Bankers Trust Company in 2008, he served as Chief Financial Officer of Meredith Corporation (NYSE: MDP) from 2000 until 2008 and practiced as a mergers and acquisitions partner with KPMG LLP for over 25 years. Mr. Radia also serves as a director of Nationwide Insurance Company, Ruan Transportation Management Systems, Inc. and BTC Financial Corp. Mr. Radia holds a B.S. (with Distinction) in Accounting from Iowa State University and is a certified public accountant (inactive).
Mr. Radia's experience in mergers and acquisitions and his background as an executive and director in diverse industries provide valuable contributions to our Board.
Matthew M. Rizai, Ph.D. Mr. Rizai has served as our Chief Executive Officer since 2009, as Chairman of the Board since December 2014, and as a Managing Director of Workiva LLC from 2009 through December 2014. He has over 20 years of experience as a Mechanical Engineer and 15 years of experience leading technology companies. Prior to founding Workiva, Mr. Rizai was the Chairman and Chief Executive Officer of Engineering Animation, Inc. (NASDAQ: EAII) (EAI) from 1990 to 2000, when it was acquired by Unigraphics Solutions (now part of Siemens USA). Prior to EAI, Mr. Rizai was a senior research engineer at General Motors Research Laboratories, an analyst at Arch Development Corporation, and a development engineer at Ford Motor Company. He also co-founded Computer Aided Design Software, Inc. Mr. Rizai earned a B.S., M.S. and Ph.D. in Mechanical Engineering from Michigan State University and an M.B.A. from the University of Chicago Booth School of Business.
As one of our founders, Mr. Rizai brings to our Board valuable perspective, extensive experience and a deep understanding of our business. Mr. Rizai also contributes to our Board significant executive leadership and operational experience in both the private and public sector.
Martin J. Vanderploeg, Ph.D. Mr. Vanderploeg has served as our President and Chief Operating Officer since December 2014. Prior to that, Mr. Vanderploeg served as the Chief Operating Officer and a Managing Director of Workiva LLC from 2008 through December 2014. He has over 20 years of experience in mechanical engineering and advising early stage technology companies. Prior to founding Workiva in 2008, Mr. Vanderploeg was a founder of EAI and served as EAI's Executive Vice President from 1993 until EAI was acquired by Unigraphics Solutions in 2000. Mr. Vanderploeg served as Chief Technology Officer of EAI from 1989 to 1999. Following the acquisition of EAI, Mr. Vanderploeg continued to be an advisor to various technology start-up companies. Prior to EAI, Mr. Vanderploeg was a tenured professor of mechanical engineering at Iowa State University from 1985 to 1993 and was the founder and director of the Iowa State University Visualization Laboratory. Mr. Vanderploeg earned a B.S., M.S. and Ph.D. in mechanical engineering from Michigan State University.
As one of our founders, Mr. Vanderploeg contributes to our Board an in-depth understanding of our business as well as valuable perspective and extensive experience. Mr. Vanderploeg also brings to our Board significant operational experience and knowledge of our industry.

The Board recommends a vote "FOR" the election of Mr. Herz and Mr. Mulcahy as Class I directors.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that address, among other topics, the role and responsibilities of our directors, the structure and composition of our Board, and corporate governance policies and standards applicable to us in general. The Corporate Governance Guidelines are subject to periodic reviews and changes by our Nominating and Governance Committee and our Board. The full text of our Corporate Governance Guidelines is available on our website at http://investor.workiva.com/investors/corporate-governance.
Code of Business Conduct and Ethics
Our Board has adopted "WLife", our code of business conduct and ethics, which applies to all of our employees, officers and directors, including our chief executive officer ("CEO"), our chief financial officer and our other executive and senior financial officers. The full text of WLife is available on our website at http://investor.workiva.com/investors/corporate-governance. We will post any amendments to WLife or waivers of WLife for directors and executive officers on the same website.
Director Independence
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our Board has determined that each of Dr. Crow, Mr. Katz, Mr. Mulcahy and Mr. Radia do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making this determination, our Board considered the current and prior relationships that each non-employee director has with Workiva and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described under "Certain Relationships and Related Transactions." In addition, our Board also considered that Mr. Radia is the President, Chief Executive Officer and director of Bankers Trust Company, to which we have certain real estate mortgages payable. These loans were made in the ordinary course of business and preceded Mr. Radia being named to our Board. Our Board has concluded that these relationships are not material and, therefore, do not impair the independence of these directors.
Risk Oversight
Our full Board exercises risk oversight at Workiva. Committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements, the Compensation Committee is primarily responsible for risk oversight relating to executive compensation, and the Nominating and Governance Committee is primarily responsible for risk oversight relating to corporate governance. In addition, our Board and its committees exercise their risk oversight function by regularly receiving and evaluating reports from management and by making inquiries of management concerning these reports, as appropriate. Furthermore, our Board and its committees receive reports from our auditors and other consultants, such as our compensation consultant, and may meet in executive sessions with these outside consultants.

Communications with Directors
Interested parties may communicate with our Board or with an individual director by writing to our Board or to the particular director and mailing the correspondence to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary. The Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention and will regularly provide our Board with a summary of all substantive communications.
Board Qualifications
Our Board has delegated to our Nominating and Governance Committee the responsibility for recommending to our Board the nominees for election as directors at the annual meeting of stockholders and for recommending persons to fill any vacancy on our Board. Our Nominating and Governance Committee selects individuals for nomination to our Board based on the following criteria. Nominees for director must:

•	Possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility.

•	Have a genuine interest in Workiva and recognition that as a member of our Board, each director is accountable to all of our stockholders, not to any particular interest group.

•	Have a background that demonstrates an understanding of business and financial affairs.

•	Have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to Workiva and our stockholders.

•	Have the ability and be willing to spend the time required to function effectively as a director.

•	Be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with Workiva as a director.

•	Have independent opinions and be willing to state them in a constructive manner.
Directors are selected on the basis of talent and experience. Diversity of background, including diversity of gender, race, ethnic or geographic origin and age, and experience in business, government and education and in engineering, computer software, technology and other areas relevant to our activities are factors in the selection process. As a majority of our Board must consist of individuals who are independent, a nominee's ability to meet the independence criteria established by the NYSE is also a factor in the nominee selection process.
For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies set forth in this proxy statement.
Director Nominations
The Nominating and Governance Committee will consider candidates for director recommended by stockholders so long as the recommendations comply with our Certificate of Incorporation and Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Governance Committee will evaluate such recommendations in accordance with its charter, our Bylaws, our corporate governance guidelines, and the regular nominee criteria described above. Stockholders wishing to recommend a candidate for nomination should comply with the procedures set forth in the section above entitled "Q&A on Meeting and Voting - How do I recommend a director nominee?"

Attendance at Annual Meeting
Directors are expected to attend our annual meetings of stockholders. Because we completed our initial public offering in December 2014, we did not hold an annual meeting of stockholders in 2014.
Related-Party Transaction Policy
Our Audit Committee has the primary responsibility for reviewing and approving or ratifying transactions with related parties. Our Audit Committee has adopted a formal Related-Party Transaction Policy, pursuant to which the Audit Committee reviews all transactions in which we and our executive officers, directors (including director nominees) and stockholders owning in excess of 5% of our Class A common stock or their immediate family members are participants. The Audit Committee must approve or ratify any related-party transaction for it to be consummated or continue.
The Audit Committee reviews related-party transactions as they arise and are reported to the Audit Committee. The Audit Committee also reviews materials prepared by our Board and our executive officers to determine whether any related-party transactions have occurred that have not been reported. In reviewing any related-party transaction, the Audit Committee is to consider all relevant facts and circumstances, including the aggregate dollar value of the transaction, the related party's relationship to us and interest in the transaction, and the benefits to us of the transaction. The Audit Committee determines, in its discretion, whether the proposed transaction is in the best interests of Workiva and our stockholders.
Board Leadership Structure
Our Board will fill the Chairman of our Board and CEO positions based upon our Board's view of what is in the best interests of Workiva. The CEO and Chairman may, but need not be, the same person. Currently, Matthew M. Rizai is our CEO and the Chairman of our Board, and our Board does not have a lead independent director.
We believe this leadership structure is best for our company and our stockholders at this time. Having a single leader for both Workiva and our Board minimizes the potential for confusion or duplication of efforts, and provides clear leadership and accountability for our company. We believe there is good communication between management and our non-employee directors, and that our non-employee directors are able to carry out their oversight responsibilities effectively.
The small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters. On occasion, our Board will hold separate meetings for independent directors without management present. These meetings generally will be held in conjunction with regularly scheduled meetings and at other times as requested by an independent director. Independent directors will rotate in chairing meetings of the independent directors, and the rotation will be determined using the alphabetical order of directors' last names.
Our Board believes that management speaks for Workiva. While individual non-employee directors may, from time-to-time, meet or otherwise communicate with various constituencies that are involved with us, it is expected that directors would do this with the knowledge of management and, absent unusual circumstances, only at the request of management.

Board Meetings and Committees
Because we did not convert to a corporation or complete our initial public offering until December 2014, our Board and Board committees did not meet in 2014.
Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees for such term or terms as our Board may determine or until their earlier resignations or death. Each committee is governed by a written charter. Each committee charter is posted on our website at http://investor.workiva.com/investors/corporate-governance. From time to time, our Board may also establish other, special committees when necessary to address specific issues.
Audit Committee
Our Audit Committee consists of Dr. Crow, Mr. Katz, Mr. Mulcahy and Mr. Radia, each of whom satisfies the independence requirements of Rule 10A-3 of the Exchange Act. Mr. Katz is the chairman of our Audit Committee. Also, Mr. Katz, Mr. Mulcahy and Mr. Radia are each an "audit committee financial expert," as defined under SEC rules, and possess financial sophistication as required by the rules of the NYSE. This designation does not impose on any of them any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our board of directors.
The Audit Committee is responsible for, among other things:

•	appointment, termination, compensation and oversight of the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

•	considering and approving, in advance, all audit and non-audit services to be performed by independent accountants;

•	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the Audit Committee deems necessary;

•	determining compensation of the independent auditors, compensation of advisors hired by the Audit Committee and ordinary administrative expenses;

•	reviewing quarterly financial statements prior to their release;

•	reviewing and assessing the adequacy of a formal written charter on an annual basis;

•	reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis; and

•	handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.
Compensation Committee
Our Compensation Committee consists of Dr. Crow, Mr. Katz, Mr. Mulcahy and Mr. Radia, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act. Mr. Mulcahy is the chairman of our Compensation Committee.

The Compensation Committee is responsible for, among other things:

•	reviewing and approving the compensation and benefits of all of our executive officers and key employees;

•	monitoring and reviewing our compensation and benefit plans;

•	overseeing the activities of the individuals responsible for administering cash incentive compensation plans and equity-based plans; and

•	such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.
Nominating and Governance Committee
Our Nominating and Governance Committee consists of Dr. Crow, Mr. Katz, Mr. Mulcahy and Mr. Radia. Dr. Crow is the chairman of our Nominating and Governance Committee.
The Nominating and Governance Committee is responsible for, among other things:

•
evaluating and making recommendations regarding the organization and governance of our Board and its committees and changes to our Certificate of Incorporation and Bylaws and stockholder communications;

•	assessing the performance of Board members and making recommendations regarding committee and chair assignments and composition and the size of our Board and its committees;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees; and

•	reviewing succession planning for our executive officers and evaluating potential successors.

DIRECTOR COMPENSATION
Our non-employee directors receive equity and cash compensation for their service as directors. Non-employee directors receive annual compensation of $50,000 for service on our Board and additional compensation for committee service as follows:

•	Audit Committee – $20,000 for the chair and $10,000 for each other member;

•	Compensation Committee – $15,000 for the chair and $7,500 for each other member; and

•	Nominating and Governance Committee – $10,000 for the chair and $5,000 for each other member.
On December 17, 2014, each non-employee director received restricted shares of Class A common stock with a grant date fair value of $150,000. Each non-employee director will receive an additional grant of restricted shares of Class A common stock at each annual meeting with a grant date fair value of $125,000. All restricted shares granted to non-employee directors will vest fully on the first anniversary of the grant date. Directors who are Workiva employees receive no compensation for their service as directors.

Director Compensation Table
The following table summarizes the compensation of our non-employee directors who served during 2014. Mr. Rizai, our Chairman and CEO, and Mr. Vanderploeg, our President and Chief Operating Officer, receive no compensation in connection with their service as directors and, accordingly, they are omitted from this table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)		Total ($)
Michael M. Crow, Ph.D.	2,973	150,000	—		152,973
Robert H. Herz	1,920	150,000	181,205	(2)	333,125
Eugene S. Katz	4,521	150,000	—		154,521
David S. Mulcahy	3,068	150,000	—		153,068
Suku Radia	2,781	150,000	—		152,781

(1)
Represents the aggregate grant-date fair value of 10,870 shares of restricted stock granted to each non-employee director on December 17, 2014, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 718. Restricted stock vests fully on the first anniversary of the grant date. The grant-date fair value is based on $13.80 per share, the closing price of our Class A common stock on the grant date. The assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on March 11, 2015.

As of December 31, 2014, no director held options other than Mr. Herz, who held an option to purchase 39,600 shares, which was vested with respect to 37,125 shares as of that date. As of December 31, 2014, the aggregate number of unvested restricted shares of Class A common stock for each director was as follows: Dr. Crow: 10,870 shares; Mr. Herz: 10,870 shares; Mr. Katz: 10,870 shares; Mr. Mulcahy: 10,870 shares and Mr. Radia: 10,870 shares.

(2)	Represents aggregate consulting fees of $181,205 paid to Robert H. Herz LLC in 2014.

OWNERSHIP OF COMMON STOCK
Directors and Officers
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 6, 2015 referred to in the table below as the "Beneficial Ownership Date," by:

•	each beneficial owner of 5% or more of the outstanding shares of our Class A or Class B common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all directors, director nominees and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or issuable under convertible securities held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 27,758,056 shares of Class A common stock and 12,426,947 shares of Class B common stock outstanding as of the Beneficial Ownership Date.
To our knowledge, except as set forth in the footnotes to this table and subject to any applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is c/o Workiva Inc., 2900 University Blvd., Ames, IA 50010.

	Shares Beneficially Owned				% of total voting power
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number(1)%		Number	%
Named Executive Officers and Directors:
Matthew M. Rizai, Ph.D.(2)	160,000	*	3,054,612	24.6	20.2
Martin Vanderploeg, Ph.D.(3)	160,000	*	5,165,222	41.6	34.1
J. Stuart Miller(4)	130,580	*	—	*	*
Michael M. Crow, Ph.D.(5)	68,870	*	—	*	*
Robert H. Herz(6)	67,857	*	—	*	*
Eugene S. Katz	98,570	*	—	*	*
David S. Mulcahy	181,163	*	—	*	*
Suku Radia	10,870	*	—	*	*
All executive officers and directors as a group (12 persons)	1,065,036	3.8	12,426,947	100.0	82.4
5% Stockholders:
Joseph H. Howell(7)	10,000	*	798,234	6.4	5.3
Michael S. Sellberg(8)	40,000	*	638,326	5.1	4.2
Jeffrey Trom, Ph.D.(9)	40,000	*	2,770,553	22.3	18.3
The Behar Living Trust(10)	4,372,268	15.8	—	*	2.9
Daniel Murray(11)	1,674,775	6.0	—	*	1.1
Steven T. Kirby(12)	1,566,830	5.6	—	*	1.0
Cadian Funds(13)	2,537,288	9.1	—	*	1.7

(*)	Represents beneficial ownership of less than 1% of class.

(1)
Share amounts indicated include shares of restricted stock over which the officer or director has voting power but no investment power until the expiration of vesting restrictions in the following amounts:  Mr. Rizai, 160,000; Mr. Vanderploeg, 160,000; Mr. Miller, 60,000; Dr. Crow, 10,870; Mr. Herz, 10,870; Mr. Katz, 10,870; Mr. Mulcahy, 10,870; Mr. Radia, 10,870; Mr. Howell, 10,000; Mr. Sellberg, 40,000; Mr. Trom, 40,000; and all executive officers and directors as a group: 584,350. For all executive officers and directors as a group, the aggregate share amount shown also includes 120,286 options for shares of Class A common stock that are exercisable within 60 days.

(2)
Shares owned include 2,077,058 shares of Class B common stock owned directly by Mr. Rizai; 885,109 shares of Class B common stock owned by Mr. Rizai and Svetlana Skopcenko as trustees u/a dated August 7, 2013 creating Marital Trust, of which Mr. Rizai has sole voting power and Mr. Rizai and Ms. Skopcenko have shared dispositive power; and 92,445 shares of Class B common stock owned by family trusts of which Barbara Schlaff is the trustee and has entered into an irrevocable proxy under which she has granted sole voting power to Mr. Rizai for so long as the family trusts hold such shares. Ms. Schlaff has sole dispositive power as to such shares.

(3)
Shares owned include 662,467 shares of Class B common stock owned by the Matthew and Tonja Rizai Charitable Remainder Trust, of which Mr. Vanderploeg is trustee; 523,050 shares of Class B common stock owned by the Jeffrey Dean Trom Charitable Remainder Trust, of which Mr. Vanderploeg is trustee; and 3,979,705 shares of Class B common stock owned by the Martin J. Vanderploeg 2001 Revocable Living Trust, of which Mr. Vanderploeg is trustee.

(4)	Shares owned include 43,560 shares of Class A common stock subject to outstanding options that are exercisable within 60 days.

(5)
Shares owned consist of 10,870 shares of Class A common stock owned directly by Dr. Crow and 58,000 shares of Class A common stock owned by the Michael M. Crow and Sybil Francis Family Trust, of which Dr. Crow and Mrs. Francis are trustees and have shared voting and investment power.

(6)
Shares owned consist of 20,337 shares of Class A common stock owned directly by Mr. Herz; 7,920 shares of Class A common stock owned jointly with Mr. Herz’s spouse; and 39,600 shares of Class A common stock subject to outstanding options that are exercisable within 60 days.

(7)
Shares owned include 798,234 shares of Class B common stock owned by the Joseph H. and Patricia G. Howell Revocable Living Trust, of which Mr. and Mrs. Howell are trustees and have shared voting and investment power.

(8)
Shares owned include 319,163 shares of Class B common stock owned directly by Mr. Sellberg and 319,163 shares of Class B common stock held by Lorna Sellberg, as to which Mr. Sellberg has sole voting power for so long as Ms. Sellberg holds such shares. Ms. Sellberg has sole dispositive power as to such shares.

(9)
Shares owned include 1,881,533 shares of Class B common stock owned directly by Mr. Trom and 889,020 shares of Class B common stock owned by the Martin J. Vanderploeg Charitable Remainder Trust, of which Mr. Trom is trustee.

(10)	Jerome M. Behar and Leslie F. Behar are the settlors of The Behar Living Trust, over which Mr. and Dr. Behar have shared voting and investment power.

(11)	Shares owned consist of 1,555,975 shares of Class A common stock owned directly by Mr. Murray and 118,800 shares of Class A common stock owned by family trusts of which Mr. Murray is the trustee.

(12)
Shares owned consist of 52,494 shares of Class A common stock owned by Mr. Kirby in his own name; 136,702 shares of Class A common stock owned by Bluestem Capital Company, L.L.C., of which Mr. Kirby is the sole manager and has sole voting and dispositive power; 163,548 shares of Class A common stock owned by Bluestem Capital Investments, LLC, of which Mr. Kirby is the managing member and has sole voting power and no dispositive power; and 486,680 shares of Class A common stock owned by Bluestem Capital Appreciation Fund, LLC, 514,800 shares of Class A common stock owned by Bluestem Diversified Assets, LLC, and 212,606 shares of Class A common stock owned by Bluestem Core Strategies Fund, L.L.C., each of which is managed by Bluestem Capital Company, L.L.C., which has sole voting and investment power with respect to the shares. Mr. Kirby’s address is c/o Bluestem Capital Company, L.L.C., 122 S Phillips Ave, Suite 300, Sioux Falls, SD 57104.

(13)
Based on information provided in a Schedule 13G filed with the SEC on April 2, 2015 by Cadian Capital Management, LP, Cadian Fund, LP, and Eric Bannasch.  Cadian Capital Management, LP and Mr. Bannasch have shared voting and investment power with respect to all of the shares.  Cadian Fund, LP has shared voting and investment power with respect to 1,451,329 shares of Class A common stock. The address of the Cadian funds is 535 Madison Avenue, 36th Floor, New York, NY 10022.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that our officers, directors and 10% stockholders file reports of ownership and changes of ownership of our Class A common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were timely met during 2014.

EXECUTIVE COMPENSATION
As an "emerging growth company," we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies," as such term is defined in the rules promulgated under the Securities Act. These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These three officers are referred to as our named executive officers ("NEOs"). Our NEOs for 2014 are:

•	Matthew M. Rizai, our Chief Executive Officer and Chairman of the Board;

•	Martin J. Vanderploeg, our President and Chief Operating Officer; and

•	J. Stuart Miller, our Executive Vice President, Treasurer and Chief Financial Officer.

Summary Compensation Table
The table below sets forth the annual compensation earned by our NEOs for the years ended December 31, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Matthew M. Rizai, Ph.D.	2014	450,000	450,000	—	1,341,913	—	87,036	2,328,949
Chairman and Chief Executive Officer	2013	360,000	290,000	—	—	—	111,047	761,047
Martin J. Vanderploeg, Ph.D.	2014	450,000	450,000	—	1,341,913	—	122,890	2,364,803
President and Chief Operating Officer	2013	360,000	290,000	—	—	—	20,198	670,198
J. Stuart Miller(3)	2014	183,712	300,000	—	1,707,790	—	268	2,191,770
Executive Vice President, Treasurer and Chief Financial Officer

(1)
The amounts reported reflect the grant date fair value of the stock options granted to the named executive officers as computed in accordance with ASC 718. The fair value of each option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The assumptions that we used to calculate these amounts are discussed in Note 9 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
The amounts reported for 2014 consists of state incomes taxes paid and state tax withholding payments made on behalf of the NEOs during 2014 directly associated with the flow-through structure of Workiva LLC. As a result of the conversion from a limited liability company to a corporation in December 2014, we do not expect to make similar payments in 2015 or future years.

(3)	Mr. Miller became our Chief Financial Officer in April 2014. The amount reported as Bonus for Mr. Miller includes a signing bonus of $100,000 paid at that time.

Outstanding Equity Awards at Fiscal Year-End
The table below sets forth the outstanding equity awards held by the NEOs as of December 31, 2014. No stock awards were outstanding at that date.

	Option Awards
Name	Option/Stock Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Matthew M. Rizai, Ph.D.	8/12/2014	—	178,200	—	15.83	8/11/2024
Martin J. Vanderploeg, Ph.D.	8/12/2014	—	178,200	—	15.83	8/11/2024
J. Stuart Miller	4/7/2014	—	174,240	—	15.86	4/6/2024
	8/12/2014	—	39,600	—	15.83	8/11/2024

(1)	Options vest as to 25% of the shares on the first anniversary of the grant date and as to 6.25% of the shares at the end of each three-month period thereafter.
Employment Agreements
We have entered into employment agreements with all of our executive officers, including the NEOs. These agreements provide for at-will employment and generally include an initial base salary, an indication of eligibility for an annual cash incentive award opportunity, and equity awards at the discretion of our Board. These agreements also contain restrictions on non-competition and non-solicitation for the six-month period following termination. In addition, each of our executive officers, including the NEOs, has executed our standard confidential information and invention assignment agreement.
Potential Payments upon Termination or Change in Control
The employment agreements with our NEOs provide that certain payments and benefits would be due upon a termination of employment or a change in control.
If the employment of any NEO is terminated by us for "cause" or by the NEO without "good reason," we will pay him (i) accrued but unpaid salary and benefits and (ii) any earned but unpaid bonus from the prior year.
If the employment of any NEO is terminated due to his death or disability we will pay to him (i) accrued but unpaid salary and benefits, (ii) any earned but unpaid bonus from the prior year, (iii) a pro-rated bonus for the current year and (iv) a lump-sum payment equal to his annual base salary plus his target bonus for the current year.
If the employment of any NEO is terminated by us without cause or by the NEO for good reason, we will pay to him (i) accrued but unpaid salary and benefits, (ii) any earned but unpaid bonus from the prior year, (iii) a pro-rated bonus for the current year and (iv) a severance payment equal to two times (three times in the case of Mr. Rizai and Mr. Vanderploeg) his annual base salary plus his target bonus for the current year. In addition, the vesting of the NEO's outstanding equity awards will be accelerated, and he will be released from his non-competition and non-solicitation restrictions.
If the employment of any NEO is terminated by us without cause or by the NEO for good reason in the three months prior to or twelve months following a change in control, we will pay to him (i) accrued but unpaid salary and benefits, (ii) any earned but unpaid bonus from the prior year, (iii) the NEO's target bonus for the year in which the termination occurs (or if greater, the year in which the change in control occurs) and (iv) a severance payment equal to three times his annual base salary plus target bonus. In addition, the vesting of the officer's outstanding equity awards will be accelerated, and he will be released from his non-competition and non-solicitation restrictions.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2014, each of which was approved by our stockholders. These plans include the 2009 Unit Incentive Plan and the 2014 Equity Incentive Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity Compensation Plans Approved By Stockholders(1)	6,144,288	9.63	3,905,650
Total	6,144,288	9.63	3,905,650

(1)	Consists of options to purchase 6,089,938 shares of Class A common stock under the 2009 Plan and 54,350 shares of our Class A common stock subject to restricted stock awards under our 2014 Plan.

(2)	Excludes restricted stock awards because they have no exercise price.

(3)	Consists of shares of Class A common stock available for issuance.

CERTAIN RELATIONSHIPS AND RELATED-PARTY AND OTHER TRANSACTIONS
In addition to the director and executive officer compensation arrangements discussed above under "Director Compensation" and "Executive Compensation," the following is a description of each transaction since January 1, 2014 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•
any of our directors, executive officers or holders of more than five percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Personal Guarantee
Mr. Vanderploeg, our President and Chief Operating Officer, provided a personal guarantee of a non-interest bearing loan we obtained from the Iowa Economic Development Authority in May 2010. The initial principal amount of the loan was $500,000. We are required to make monthly payments of $8,333 until maturity in August 2015. We made total payments of $100,000 in 2014. The balance of the loan was $33,000 as of April 6, 2015.
Consulting Services
Robert H. Herz LLC, a consulting company that is wholly-owned by Robert H. Herz, who is one of our directors, has provided us with consulting services on financial reporting and other matters since 2012. We paid Robert H. Herz LLC aggregate consulting fees of $181,205 in 2014.
Separation Agreements
Jerome Behar, who was one of our founders and is the beneficial owner of more than five percent of our Class A common stock, resigned as a Managing Director of Workiva in March 2013. At that time, we entered into a Separation Agreement and General Release with Mr. Behar pursuant to which we agreed to pay Mr. Behar severance equal to his monthly base compensation of $18,750 for a period of twenty-four months. In addition, we agreed to maintain Mr. Behar on our medical and dental plans through March 2015 and provide him with a complimentary license to use our products. In addition, Mr. Behar agreed to certain restrictive covenants, including non-competition, the breach of which would result in the termination of the payments and benefits under the agreement.
Daniel J. Murray, who was one of our founders and is the beneficial owner of more than five percent of our Class A common stock, resigned as a Managing Director of Workiva in April 2013. At that time, we entered into a Separation Agreement and General Release with Mr. Murray pursuant to which we agreed to pay Mr. Murray severance equal to his monthly base compensation of $18,750 for a period of twenty-four months. In addition, we agreed to maintain Mr. Murray on our medical and dental plans through April 2015. In addition, Mr. Murray agreed to certain restrictive covenants, including non-competition, the breach of which would result in the termination of the payments and benefits under the agreement.
Convertible Note
On July 31, 2014, we issued a subordinated promissory note totaling $5.0 million with a 7% coupon rate and maturing January 31, 2016 to a fund affiliated with Bluestem Capital Company, L.L.C. ("Bluestem"). The note contained an option to convert outstanding principal and paid-in-kind interest into our Class A common stock upon successful completion of an initial public offering at a 10% discount to the offering price.

Following our initial public offering, on December 16, 2014, Bluestem elected to exercise its option to convert the note, with principal and interest to date totaling $5,134,247, into 407,480 shares of our Class A common stock at a price of $12.60 per share, which represents 90% of the initial public offering price of our Class A common stock. The shares of our Class A common stock were issued to Bluestem on December 18, 2014.
Indemnification Agreements with our Directors and Officers
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Subject to certain limitations, the indemnification agreements and our Bylaws also require us to advance expenses incurred by our directors and officers.

AUDIT COMMITTEE REPORT
With respect to Workiva's financial reporting process, the management of Workiva is responsible for establishing and maintaining internal controls and preparing Workiva's consolidated financial statements. Workiva's independent registered public accounting firm, E&Y, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Workiva's financial statements. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of E&Y included in its audit of Workiva's consolidated financial statements.
We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2014 with Workiva's management and with E&Y, including the results of the independent registered public accounting firm's audit of Workiva's financial statements. We have also discussed with E&Y all matters required to be discussed by the Standards of the Public Company Accounting Oversight Board ("PCAOB") for communication with audit committees, under which E&Y must provide us with additional information regarding the scope and results of its audit of Workiva's consolidated financial statements.
We have also received and reviewed the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB regarding E&Y's communications with the Audit Committee concerning independence, and have discussed with E&Y its independence from Workiva, as well as any relationships that may impact E&Y's objectivity and independence.
Based on our review of the matters noted above and our discussions with Workiva's management and independent registered public accountants, we recommended to the Board of Directors that the audited consolidated financial statements be included in Workiva's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Eugene S. Katz (Chair) Michael M. Crow, Ph.D. David S. Mulcahy Suku Radia

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has appointed E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2015. We are asking our stockholders to ratify the selection of E&Y as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the election of E&Y to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even its selection and even if our stockholders ratify the election, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Workiva and our stockholders. Representatives of E&Y are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
The following table presents fees for professional audit services and other services provided to Workiva by E&Y for the fiscal years ended December 31, 2014 and 2013.

	2014	2013
Audit Fees (1)	$1,207,000	$202,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)
Audit fees consisted of work performed in connection with the audit of our annual consolidated financial statements and services rendered in connection with our registration statements on Form S-1 and Form S-8 related to our initial public offering.

Pre-Approval Policies and Procedures
Pursuant to the Audit Committee Charter, Audit Committee policy and the requirements of law, the Audit Committee pre-approves all audit and permitted non-audit services that may be provided by our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for specific services, subject to a specific dollar threshold. In other cases, the chairperson of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services up to a specific dollar threshold, and the chairperson then reports such pre-approvals to the full Audit Committee at its next meeting. Since the formation of our Audit Committee upon the completion of our initial public offering on December 17, 2014, all fees paid to E&Y have been approved by the Audit Committee.

The Board recommends a vote "FOR" the ratification of the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Availability of Annual Report on Form 10-K
Stockholders can access our 2014 Annual Report, which includes our Form 10-K, and other financial information, on our website at http://www.workiva.com under the caption "Investors" or on the SEC website at www.sec.gov. Alternatively, stockholders can request a paper copy of the Annual Report by writing to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary.
Other Business
Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet or by executing and returning the proxy card at your earliest convenience.

WORKIVA INC.

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on Sunday, May 31, 2015.

Vote by Internet

- Go to **www.investorvote.com/wk**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain
01 - Robert H. Herz	☐	☐	☐	02 - David S. Mulcahy	☐	☐	☐

+

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young, LLP as our independent registered public accounting firm for 2015.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

2 1 D M 2 3 4 8 3 8 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

021NPC

2015 Annual Meeting of Stockholders
Workiva Inc.

Upon arrival, please present
photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting:
The Notice, Proxy Statement and Annual Report/Form 10-K are available at www.envisionreports.com/wk

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

WORKIVA INC.

Proxy — Workiva Inc.

Notice of 2015 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting on June 1, 2015

The undersigned stockholder of Workiva Inc. ("Workiva") hereby appoints Matthew M. Rizai and Troy M. Calkins, or either of them, to act as Proxies with full power of substitution at the Annual Meeting of Stockholders of Workiva to be held in Chicago, Illinois on June 1, 2015, with authority to vote as directed by this proxy card at the meeting, or at any postponement or adjournment thereof, all shares of Workiva common stock registered in the name of the undersigned stockholder.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, this proxy will be voted FOR the election of each director nominee under Proposal 1, FOR Proposal 2 and FOR or AGAINST any other properly raised matter at the discretion of the Proxies.

IMPORTANT- THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.